Exhibit 10.12
SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Agreement”) is entered into as of this September 26, 2017, by and among (i) GPB Debt Holdings II, LLC, a Delaware limited liability company, in its capacity as collateral agent for each of the investors listed on Schedule I hereto under and pursuant to the Senior Security Agreement and the Purchase Agreement (each as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Senior Agent”), (ii) each of the investors listed on Schedule I attached hereto designated as “Subordinated Creditors” (collectively, the “Subordinated Creditors”), and (iii) Medite Cancer Diagnostics, Inc. (“Borrower”).

R E C I T A L S

A.
The Senior Creditor and the Borrower are entering into that certain Securities Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Purchase Agreement”), pursuant to which, among other things, the Senior Creditor has agreed, subject to the terms and conditions set forth in the Purchase Agreement, to purchase the Note (as defined therein) to be issued by the Borrower. The Senior Debt of the Borrower under the Purchase Agreement and Note is secured by security interests in and liens on substantially all of the assets of the Obligors (as defined herein) pursuant to that certain Security Agreement, dated as of the date hereof, to be entered into by and among the Senior Agent as a debtor and collateral agent, the Borrower and the other Obligors parties thereto (the “Senior Security Agreement”, together with the other collateral and transaction documents executed and delivered in connection with the Purchase Agreement and the Note, the “Senior Documents”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

B.
As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditor to consummate the transactions contemplated by the Purchase Agreement, the Senior Creditor has required the execution and delivery of this Agreement by the Subordinated Creditors and the Company in order to set forth the relative rights and priorities of the Senior Agent under the Transaction Documents (as defined below) and the Subordinated Creditors under the Subordinated Debt Transaction Documents (as defined below).

NOW, THEREFORE, in order to induce the Senior Creditor to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.
Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness or obligation: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation; (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person; or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean: (a) to take from or for the account of the Company or any Obligor or any other guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company, any other obligor or or any such guarantor with respect to the Subordinated Debt; (b) to ask for, demand or sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company, any other Obligor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt; (c) to accelerate the Subordinated Debt; (d) to exercise any put option or to cause the Company, any other Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Transaction Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company, any other Obligor or any such guarantor; or (f) take any action under the provisions of any state or federal law, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company, any other Obligor or any such guarantor.

“Obligor” means each of the Borrower, the Borrower’s direct and indirect subsidiaries and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Debt.

“Paid in Full” of “Payment in Full” means that: (a) all Senior Debt has been indefeasibly paid in full in cash or converted to shares of Common Stock pursuant to the terms of the Note (in each case, other than contingent indemnification obligations for which no claim yet has been asserted in writing); (b) all commitments to lend or purchase any Note under the Transaction Documents have been terminated and no Person has any further right to obtain loans or other extensions of credit under the Transaction Documents; and (c) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim is pending or may reasonably be expected to be asserted under the Transaction Documents have been paid in full in cash.

“Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Transaction Documents, provided that the financing documentation entered into by the Borrower in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Transaction Documents and pursuant to which the Senior Debt under the Transaction Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Permitted Subordinated Debt Payments” means the regularly scheduled payments of principal and interest in respect of the Subordinated Note (as in effect on the date hereof), provided that no Senior Payment Default, Senior Covenant Default or Equity Conditions Failure (as defined in the Notes) has occurred and is continuing.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Covenant Default” shall mean any “Event of Default” (other than a Senior Payment Default) under the Note, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Creditor” shall mean the holders of the Senior Debt from time to time party to the Purchase Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Obligor or guarantor from time to time owed to the Senior Creditor and Senior Agent under the Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent in accordance with the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.

“Senior Default Notice” shall mean a written notice from the Senior Agent or any Senior Creditor pursuant to which the Subordinated Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Senior Payment Default” shall mean any “Event of Default” under the Note resulting from the failure of the Borrower to pay to any Senior Creditor, on a timely basis, any principal, interest, fees or other obligations under the Transaction Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof or the delivery of any Redemption Notice (as defined in the Senior Note) with respect thereto.

“Subordinated Debt” shall mean all of the obligations of the Obligors or any other guarantor to each Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Transaction Documents.

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Transaction Documents (other than the Note) or any other occurrence permitting the Subordinated Creditors to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Transaction Document.

“Subordinated Debt Transaction Documents” shall mean the Subordinated Note and the Subordinated Security Documents.

“Subordinated Debt Default Notice” shall mean a written notice from the Subordinated Creditors or the Company to the Senior Creditor and the Senior Agent pursuant to which the Senior Creditor and Senior Agent are notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Transaction Documents” shall mean the Purchase Agreement, the Transaction Documents and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time subject to the terms of this Agreement.

2.
Subordination.

2.1
Subordination of Subordinated Debt to Senior Debt. The Borrower covenants and agrees, and each Subordinated Creditor by its execution of this Agreement likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Transaction Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2
Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Borrower or any Obligor:

(a)
All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditors on account of any Subordinated Debt.

(b)
Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Agent (for the benefit of the Senior Creditor and to be applied to the outstanding amount of Senior Debt held by the Senior Creditor) until all Senior Debt is Paid in Full. Until the Senior Debt is Paid in Full, (i) each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agent for the benefit of the Senior Creditor, and (ii) each Subordinated Creditor also irrevocably authorizes and empowers the Senior Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)
Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)
Each Subordinated Creditor agrees that the Senior Creditor may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Creditor, in its sole discretion, may decide. Each Subordinated Creditor agrees not to object to any of the foregoing. Each Subordinated Creditor agrees that it will: (i) not seek to provide financing to the Borrower in any Proceeding; (ii) support, and not object to or oppose, any sale or other disposition of any property under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or applicable law if the Senior Creditors have consented to such sale or disposition; and (iii) not propose, seek and/or support confirmation of any plan to which the Senior Creditor has not consented in writing; each Subordinated Creditor agrees to object to and vote to reject confirmation of any plan which the Senior Creditor has objected to and/or rejected in writing. Each Subordinated Creditor waives any claim it may now or hereafter have arising out of the Senior Creditor’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession.

(e)
Each Subordinated Creditor hereby irrevocably authorizes, empowers and appoints the Senior Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file proofs of claim in respect of the Subordinated Debt upon the failure of any Subordinated Creditor promptly to do so prior to ten (10) Business Days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of any Subordinated Creditor to do so prior to five (5) Business Days before the expiration of the time to vote any such claim; provided, however, that the Senior Agent shall not have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Agent votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

(f)
The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent (for the benefit of the Senior Creditors) and the Subordinated Creditors even if all or part of the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3             Subordinated Debt Payment Restrictions.

(a)
Notwithstanding the terms of the Subordinated Debt Transaction Documents, the Borrower hereby agrees that it may not make, directly or indirectly, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full other than, subject to the terms of Section 2.2 of this Agreement, Permitted Subordinated Debt Payments, which shall continue unabated in the absence of a Senior Default or a Proceeding; provided, however, that the Borrower and each Subordinated Creditor further agree that no Permitted Subordinated Debt Payment or any other Distribution may be made by the Borrower, directly or indirectly, or accepted by such Subordinated Creditor if, at the time of such payment, any Senior Default exists; provided, further, that, in the event that a Senior Default exists but a Subordinated Creditor has not received any notice of such Senior Default and accepts a Permitted Subordinated Debt Payment or any other Distribution, then and in such event the Subordinated Creditor, upon receiving a notice of such Senior Default, shall immediately deliver such Permitted Subordinated Debt Payment or other Distribution, as the case may be, to Senior Agent as set forth in Section 2.5 of this Agreement.

(b)           The Borrower may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this Section 2.3) upon the earliest to occur of:

(i)           in the case of a Senior Payment Default or a Senior Covenant Default, as applicable, upon a cure or waiver thereof; or

(ii)           all of the Senior Debt being Paid in Full.

(c)           No Senior Default shall be deemed to have been waived for purposes of this Section 2.3 unless and until the Borrower shall have received a written waiver from the Senior Agent.

(d)           Notwithstanding any provisions to the contrary, the failure of the Borrower to make any payment with respect to the Subordinated Debt by reason of the operation of Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.

The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 would be applicable.

2.4
Subordinated Debt Standstill Provisions. Until the Senior Debt is Paid in Full, no Subordinated Creditor shall, without the prior written consent of the Senior Creditor take any Enforcement Action with respect to the Subordinated Debt.

2.5
Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by an Obligor or accepted by any Subordinated Creditor under this Agreement is made and received by such Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be deemed to be held in trust by such Subordinated Creditor for the benefit of the Senior Agent and shall be promptly paid over to the Senior Agent (for the benefit of the Senior Creditor for application pro rata against the outstanding amount of Senior Debt held by the Senior Creditor) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.6
Seniority of Liens Securing the Senior Debt. Each Subordinated Creditor by its execution of this Agreement covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Transaction Documents, that prior to the Payment in Full of the Senior Debt, each Subordinated Creditor’s security interest in and Lien (as defined in the Senior Security Agreement) on the Collateral (as defined in the Senior Security Agreement) to secure the Subordinated Debt shall be and hereby are subordinate for all purposes and in all respects to the Senior Agent's security interests in and Liens on the Collateral to secure the Senior Debt, regardless of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien. The Lien priorities set forth in the immediately preceding sentence shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Senior Debt or the Subordinated Debt, by any failure to perfect the Senior Agent's security interest in the Collateral, the subordination of the Senior Agent's Lien on the Collateral, the avoidance or invalidation of the Senior Agent's Lien or by any other action or inaction which any Senior Creditor may take or fail to take with respect to the Collateral. The Subordinated Creditor shall not contest the validity, priority or perfection of the Senior Creditor’s security interest in any collateral in which the Subordinated Creditor may also have an interest. For the avoidance of doubt, notwithstanding anything to the contrary contained in any of the Subordinated Debt Transaction Documents, the Subordinated Creditors by their execution of this Agreement consent to the Senior Agent’s filing of Liens (including, without limitation, UCC-1 financing statements) against the assets of the Obligors. The Senior Creditor may take action to foreclose or otherwise realize upon, or protect its interest in, the collateral, in accordance with its agreements with the Obligors, at any time, without the consent of the Subordinated Creditor, and the Subordinated Creditor agrees not to interfere in a manner which would defeat the purpose of this Agreement in connection therewith. So long as any part of the Senior Debt is outstanding, if the Senior Creditor has agreed to release its security interest in any of the collateral in connection with the realization of any of its rights with respect to such collateral in any commercially reasonable disposition, the Senior Creditor is hereby authorized as the Creditor’s attorney in fact to execute releases and discharges of the Subordinated Creditor’s liens and security interests in such collateral.

2.7             Sale, Transfer or other Disposition of Subordinated Debt.

(a)
No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt held by it or any Subordinated Debt Transaction Document: (i) without giving prior written notice of such action to the Senior Agent; and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Creditor arising under this Agreement.

(b)
Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditors, as provided in Section 10 hereof.

2.8
Legends. Until the termination of this Agreement in accordance with Section 16 hereof, each Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of September 26, 2017 by and among the holders of Note (as such term is defined in the Subordination Agreement) (collectively, the “Senior Creditor”) issued by the Borrower (as defined below) pursuant to that certain Securities Purchase Agreement dated as of September 26, 2017, by and among the Borrower and the Senior Creditor from time to time party thereto (as the same may be amended, supplemented or otherwise modified from time to time subject to the terms of the Subordination Agreement, the “Securities Purchase Agreement”), the holders of the Subordinated Note (as such term is defined in the Subordination Agreement) (collectively, the “Subordinated Creditors”), and the Borrower to the indebtedness (including interest) owed by the Borrower to the Senior Creditor under the Note and to indebtedness refinancing the indebtedness originally issued in connection therewith, subject to the terms of the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.
Modifications to Transaction Documents; Subordinated Debt Transaction Documents. The Transaction Documents may be amended, restated, supplemented or otherwise modified in accordance with, and to the extent permitted by, the terms and provisions contained in the Transaction Documents. The Subordinated Debt Transaction Documents may not be amended, restated, supplemented or otherwise modified without the prior consent of the holders of a majority in aggregate principal amount of the Note then outstanding; provided, that such majority must include each holder of at least $500,000 in aggregate principal amount of Notes (the “Required Holders”) and, in any event, solely to the extent permitted by, the other terms and provisions contained in the Subordinated Debt Transaction Documents.

4.
Waiver of Certain Rights by Subordinated Creditor. Each Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the Senior Agent or the Senior Creditors to marshal any property of the Borrower or any other Obligor of the Senior Debt for the benefit of such Subordinated Creditor or to pursue any other remedy in its power. The Subordinated Creditors waive notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Debt any and all other notices to which the Subordinated Creditor might otherwise be entitled, and diligence in collecting any Senior Debt, and agrees that the Senior Creditor may, once or any number of times, modify the terms of any Senior Debt, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Debt, , all without notice to the Subordinated Creditor and without affecting in any manner the unconditional obligations of the Subordinated Creditor under this Agreement

5.
Representations and Warranties.

5.1
Representations and Warranties of Each Subordinated Creditor. Each Subordinated Creditor hereby represents and warrants to the Senior Creditors that as of the date hereof: (a) if such Subordinated Creditor is a corporation, limited liability company, limited partnership or partnership, as applicable, it is duly formed and validly existing under the laws of the state of its organization or formation; (b) such Subordinated Creditor has the power and authority and, in the case of any Subordinated Creditor that is a natural person, the legal capacity, to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, (if other than a natural person) any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) such Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Transaction Documents and the Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Borrower. The Subordinated Creditors deliver this Agreement based solely on their independent investigation of (or decision not to investigate) the financial condition of the Borrower and are not relying on any information furnished by the Senior Creditor. The Subordinated Creditor assumes full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Senior Debt or any other matter which the Subordinated Creditor may deem necessary or appropriate now or later.

5.2
Representations and Warranties of Senior Agent. The Senior Agent hereby represents and warrants to the Subordinated Creditors that as of the date hereof: (a) the Senior Agent is a limited liability company duly formed and validly existing under the laws of the state of its organization or formation; (b) the Senior Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Senior Agent will not violate or conflict with the organizational documents of the Senior Agent, any material agreement binding upon the Senior Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Senior Agent, enforceable against the Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6.
Subrogation. Until all Senior Debt is Paid in Full, each Subordinated Creditor shall be subrogated to the rights of the Senior Agent (for the benefit of the Senior Creditors) to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt, and such Subordinated Creditor shall forthwith deliver the same to the Senior Agent for application to the Senior Debt until the Senior Debt is Paid in Full. A Distribution made pursuant to this Agreement to the Senior Agent for the benefit of the Senior Creditors which otherwise would have been made to the Subordinated Creditors is not, as between the Borrower and the Subordinated Creditors, a payment by the Borrower to or on account of the Senior Debt.

7.
Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent and the Subordinated Creditors, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.
Further Assurances. Each party to this Agreement promptly shall execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Borrower:

______________________

______________________

______________________

______________________

If to the Senior Agent:

GPB Debt Holdings II, LLC
535 West 24Th Street, Floor 4
New York, NY 10011
Attn:
Evan Myrianthropoulos
     Tim Cruetz

If to a Senior Creditor or a Subordinated Creditor, to its address, facsimile number set forth on the Schedule I, with copies to such Senior Creditor’s or Subordinated Creditor’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

10.
Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the Senior Agent, the Subordinated Creditors and the Borrower, in each case to the extent permitted under this Agreement, the Subordinated Debt Transaction Documents and the Securities Purchase Transaction Documents. Notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.
Relative Rights. This Agreement shall define the relative rights of the Senior Agent (for the benefit of the Senior Creditors) and the Subordinated Creditors. Nothing in this Agreement shall: (a) impair, as among the Obligors and the Senior Creditors and as between the Borrower and the Subordinated Creditors, the obligation of the Obligors with respect to the payment of the Senior Debt and the obligation of the Borrower with respect to the payment of the Subordinated Debt in accordance with their respective terms; or (b) affect the relative rights of the Senior Agent (for the benefit of the Senior Creditor) or the Subordinated Creditors with respect to any other creditors of the Borrower.

12.
Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Transaction Documents and/or the Transaction Documents, the provisions of this Agreement shall control and govern.

13.
Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart hereof.

15.
Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.
Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Senior Debt is Paid in Full after which this Agreement shall terminate without further action on the part of the parties hereto.

17.
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Senior Agent or any Subordinated Creditor from bringing suit or taking other legal action against the Obligors or the Original Obligors, as the case may be, in any other jurisdiction to collect on the Obligors or the Senior Obligors’, as the case may be, obligations to such Senior Agent or Subordinated Creditor or to enforce a judgment or other court ruling in favor of such Senior Agent or Subordinated Creditor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER
MEDITE CANCER DIAGNOSTICS, INC. By: Name: Title:

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SENIOR AGENT:
GPB DEBT HOLDINGS II, LLC By: Name: Title:

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:
[ ] By: Name:Title:
[ ]

By:
______________________________

Name:

Title:

Signature Page to Subordination and Intercreditor Agreement

SCHEDULE I

Senior Creditors
Name:	Address:
GPB Debt Holdings II, LLC	535 West 24Th Street, Floor 4 New York, NY 10011

Subordinated Creditors
Name:	Address and Facsimile Number: